                                                                    Exhibit 3.24

                            CERTIFICATE OF INCORPORATION
                                         OF
                                      BLAYA INC.


          THE UNDERSIGNED, in order to form a Corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify, that:

     FIRST: The name of the Corporation is BLAYA INC.

     SECOND: The registered agent and the address of the Corporation's registered office in the State of Delaware are Incorporating Services, Ltd., 15
E. North Street, Dover, Delaware, Kent County, 19901.

     THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which Corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have the authority to issue is 5,000 shares of capital stock. All shares shall have a par value of $.01 each.

     FIFTH: Stockholders may, by simple majority vote, adopt, alter, amend and/or repeal from time to time the bylaws of the Corporation which shall govern to the extent not inconsistent with any statute, the Certificate of Incorporation or any valid agreement among shareholders.

     SIXTH: The directors of the Corporation shall not be personally liable to the Corporation or to stockholders or any other person for monetary damages for breach of fiduciary duties as a director, and are fully indemnified and held harmless by the Corporation to the fullest extent permitted under 8. Del. C 145 of the General Corporation Law of Delaware.

     SEVENTH: The incorporator of the corporation is Jorge L. Hernandez-Torano whose address is 701 Brickell Avenue, Suite 3000, Miami, Florida 33131. The powers of the incorporator are to terminate upon the nomination by the incorporator of the Initial Board of Directors, which shall be vested with all authority and powers authorized under the General Corporate Law of Delaware.


     IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of October, 1997.


                                   /s/ Jorge L. Hernandez-Torano
                                   -------------------------------
                                   Jorge L. Hernandez-Torano
                                   Sole Incorporator

                              CERTIFICATE OF AMENDMENT
                                       TO THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                                     BLAYA INC.

                           Pursuant to Section 241 of the
                          General Corporation Law of the
                                 State of Delaware


     The undersigned, constituting the secretary and a majority of the Board of Directors of Blaya Inc. (the "Corporation"), hereby certify as follows:

     1.   The Corporation has not received payment for any of its stock.

     2. Article Fourth of the Certificate of Incorporation is amended to read in its entirety as set forth below:

          Fourth: The total number of shares which the Corporation shall have the authority to issue is Five Thousand (5000) shares of capital stock.
The Corporation, pursuant to a resolution adopted by its Board of Directors, may issue one or more classes of stock or one or more series of stock within any class thereof, which classes or series may have such voting powers, full or limited or no voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Board of Directors' resolution or resolutions for the issue of such stock. All shares shall have a par value of $.01 each.

     3. The foregoing amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 6th day of March, 1998.


                                        /s/ Steven E. Dawson
                                        ------------------------
                                        Steven E. Dawson
                                        Secretary


/s/ Herbert M. Levin                    /s/ Steven E. Dawson
----------------------                  ------------------------
Herbert M. Levin                        Steven E. Dawson
Director                                Director